Exhibit 99.1

St. Bernard Software to Host Conference Call and Webcast of Recent Corporate Events

SAN DIEGO, Jan. 4 /PRNewswire-FirstCall/ — St. Bernard Software Inc. (OTC Bulletin Board: SBSW - News), a global provider of security solutions for small and medium sized businesses, announced today that it will simultaneously host a conference call and Webcast to discuss recent corporate events on Tuesday, January 9, 2007 at 2:00 p.m. PT.

What:	St. Bernard Software Corporate Conference Call

When:	Tuesday January 9th at 2:00 p.m. PT (5:00 p.m. ET)

Dial In Number:	800-218-8862 (US and Canada) 303-262-2138 (International) Company name: “St. Bernard”

Webcast:	www.stbernard.com, click on Company and then select Investor Relations

Web Replay:	30 Days

Call Replay Until:	A replay of the conference call will be available at www.stbernard.com in the Investor Relations area of the site starting two hours after the call through Tuesday, January 16, 2007 at 11:59 p.m.

Replay Number:	800-405-2236 or 303-590-3000 (International) and enter the pass code: 11080689#

For the conference call, please call five minutes in advance to ensure that you are connected. Questions and answers will be taken only from participants on the conference call. For the webcast, please allow 15 minutes to register and download and install any necessary software.

About St. Bernard Software

St. Bernard Software (OTC Bulletin Board: SBSW - News) is a global provider of security solutions, including Internet and email filtering appliances, patch management and data backup solutions. St. Bernard Software also provides the SME market with a complete line of hosted security solutions, including email, IM and URL filtering services.

Deployed across millions of computers worldwide, the company’s award-winning products deliver innovative security solutions that offer the best combination of ease-of-use, performance and value. Established in 1995 with headquarters in San Diego, CA and an international office in the United Kingdom, St. Bernard Software sells and supports its products directly and through solution partners worldwide. For more information, please visit www.stbernard.com.